UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010 (April 20, 2010)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2010, ARCA biopharma, Inc. (“ARCA”) entered into a Second Amended and Restated Collaboration Agreement (the “Amended Agreement”) for the discovery and development of novel aptamers with anti-coagulation activities with Archemix Corp. (“Archemix”), a privately held biotechnology company located in Cambridge, Massachusetts, which supersedes the amended and restated collaboration agreement entered into between Nuvelo, Inc. (a predecessor to ARCA) and Archemix on July 31, 2006 (the “Original Agreement”).

In the Amended Agreement, the parties modified certain financial and other provisions.

Pursuant to the Original Agreement, ARCA funded a research collaboration under which Archemix generated candidate aptamers for ARCA’s selection for further development and commercialization. In the Amended Agreement, ARCA is given the sole control over the development, manufacture and commercialization of a selected aptamer drug candidate, ARC 2172, which ARCA also refers to as NU172, and no further research or development collaboration between the parties is provided for.

Under the Original Agreement, for each product resulting from the collaboration, ARCA had the obligation to fund the development and commercialization of such product and pay milestones and royalties to Archemix on the net sales for such product. However, Archemix had the option to share in twenty-five percent (25%) of the expenses incurred and profits obtained from the development and commercialization of such product, which election Archemix could make after the inception of the phase 3 clinical trial for the product. In the Amended Agreement, Archemix no longer has such participation right, but will have the right to receive milestones and royalties on the net sales of NU172 on the same terms and conditions as those under the Original Agreement.

The Amended Agreement revises the exclusivity provision to provide that Archemix will not, by itself or in collaboration with a third party, develop, manufacture or commercialize short-acting aptamers that directly inhibit thrombin or are used as a treatment for viral or bacterial infections, and in either case cause a therapeutically-useful level of anticoagulation.

Pursuant to the Original Agreement, ARCA had the obligation to purchase Archemix common stock in an Archemix initial public offering under certain conditions and subject to certain terms. In the Amended Agreement, this obligation is eliminated.

ARCA will file the Amended Agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ended June 30, 2010.

This current report on Form 8-K contains forward-looking statements, including without limitation statements related to Archemix’s ability to receive royalty payments from ARCA. Words such as “will,” “have the right to” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon ARCA’s current expectations. Forward-looking statements involve risks and uncertainties. The actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the failure of ARC 2172 in clinical testing; the ability of ARCA to obtain FDA approval for any product comprising ARC 2172; and therefore the prospect of Archemix receiving royalties from ARCA resulting from the commercialization of such product. These and other risk factors are discussed under “Risk Factors” and elsewhere in the ARCA annual report on Form 10-K for the period ended December 31, 2009 and other filings with the Securities and Exchange Commission. ARCA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2010

ARCA biopharma, Inc. (Registrant)

By:	/s/ Michael R. Bristow
Name:	Michael R. Bristow
Title:	President and Chief Executive Officer